Exhibit 99.5

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ON FINANCIAL STATEMENT SCHEDULE

To the Board of Directors and Stockholders of

ALTRIA GROUP, INC.:

Our audits of the consolidated financial statements and of the effectiveness of internal control over financial reporting referred to in our report dated January 28, 2008, except for Notes 19 and 21 which are as of February 4, 2008, and except for the impact of presenting Philip Morris International Inc. as a discontinued operation as discussed in Notes 1 and 4, the impact of the spin-off of Philip Morris International Inc. as discussed in Note 21 and the change in reportable segments as discussed in Notes 1 and 15, all of which are as of June 5, 2008, appearing in this Current Report on Form 8-K also included an audit of the financial statement schedule appearing in this Form 8-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ PricewaterhouseCoopers LLP

New York, New York

January 28, 2008, except for Notes 19 and 21 which are as of February 4, 2008, and except for the impact of presenting Philip Morris International Inc. as a discontinued operation as discussed in Notes 1 and 4, the impact of the spin-off of Philip Morris International Inc. as discussed in Note 21 and the change in reportable segments as discussed in Notes 1 and 15, all of which are as of June 5, 2008